UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 9, 2006

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 - Changes in Registrants' Certifying Accountant

Change in Certifying Accountant

On May 9, 2006, Big Sky Energy Corporation (the “Corporation”) dismissed BDO Kazakhstanaudit LLP as its independent registered accounting firm engaged to audit the financial statements of the Corporation.

BDO Kazakhstanaudit LLP was engaged to audit the Corporation's consolidated financial statements for the fiscal year ended December 31, 2005.  On April 17, 2006, BDO Kazakhstanaudit LLP prepared and delivered to the Corporation a copy of its proposed audit report, which included a going concern statement.  On April 21, 2006, a comment was received by the Corporation through BDO Seidman LLP (acting as US “gatekeeper” to BDO Kazakhstanaudit LLP) wherein a request was made to expand the going concern statement and raised a concern regarding the Corporation’s “legitimate claims” to two of its exploration blocks, Atyrau block and the Liman-2, which are owned by the Corporation’s subsidiary, Vector West LLP. The Corporation has expended approximately $19,515,227 for the acquisition, exploration and development of Vector and the aforementioned 2 exploration blocks. The Corporation’s local Kazakhstan legal counsel responded to BDO Seidman and BDO Kazakhstanaudit LLP regarding the status of the various licenses and exploration blocks and the basis for the Corporation’s rights to the licenses and further referred them to the legal opinion documentation previously provided to them prior to April 17th.  BDO Kazakstanaudit LLP then provided the Corporation with a revised proposed audit report on April 24, 2006, that expanded on the going concern statement with no mention being made anywhere regarding the licenses, exploration blocks or the ongoing litigation (attached hereto as Exhibit 99.3).

On April 25, 2005, BDO Kazakstanaudit LLP advised the Corporation that based on direction from BDO Seidman it was no longer comfortable issuing any report or opinion (qualified or unqualified) concerning the December 31, 2005 audit. On April 26th, BDO Kazakhstanaudit LLP indicated in discussions with the Corporation’s Chief Financial Officer and Chairman of the Corporation’s Audit Committee and in separate discussions with the Corporation’s Corporate Secretary that it too was now concerned with the status of the Corporation’s right and title to its exploration blocks.  BDO Kazakstanaudit LLP was unable to provide the Corporation with any factual or regulatory basis for this assumption nor were they able to produce any new material evidence or documentation that changed or impacted the status of these exploration blocks subsequent to their delivering their proposed audit report on April 24, 2006.

On April 27, 2006, the Chair of the Audit Committee held a telephonic discussion with Mr Dmitri Larionov, a partner of BDO Kazakhstanaudit LLP, in which it was agreed to take a few days to review the situation and continue discussions with BDO Seidman (the US gatekeeper).  Within hours of this discussion, BDO Kazakhstanaudit LLP provided the Corporation with a draft Disclaimer in relation to its audit of the December 31, 2005 financial statements, with the executed version being delivered on May 2, 2006 (attached hereto as Exhibit 99.2).

The Corporation does not dispute that its currently engaged in litigation and other activities to resolve the continued uncertainty surrounding two of its exploration blocks, known as the Atyrau and Liman-2 blocks – these matters have been publicly disclosed and reported continuously since first arising in September 2005 including disclosure in the Corporation’s Forms 8-K filed on September 9, 2006 and November 22, 2005 and Form 10-QSB for the period ending September 30, 2005 and Form SB-2/A and Form SB-2 both filed with the US Securities and Exchange Commission on April 3, 2006. Below is a current description of the litigation involving the Atyrau block and the Liman-2 block.

Atyrau Exploration Block Proceedings

On 18 November 2005 a subsidiary of Big Sky, Big Sky Energy Atyrau (“BSEA”), and Vector Energy West (“VEW”) filed a Statement of Claim in the Republic of Kazakhstan against Ligostrade Service LLP (“Ligostrade”) and Farkhad Koblandyuly Shakirov, a former employee of Big Sky’s subsidiary, VEW, seeking to invalidate a purported Assignment Agreement dated 28 September 2005, related to an attempt to assign the subsoil use rights arising under Subsoil Use Contract No. 1076, in respect of the Atyrau Block (“Assignment Agreement”) to Ligostrade.

On 22 November 2005 an Injunction was granted to VEW and BSEA, prohibiting Ligostrade, Mr. Shakirov and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “MEMR”) from doing any actions to implement the purported Assignment Agreement including, the re-registration of the subsoil use rights arising under Subsoil Use Contract No 1077 in respect of the Atyrau Block pending the hearing of the case and any appeals.

On December 2, 2005 the scope of the Injunction was extended to prohibit the transfer or sale of the Atyrau Block.

As a result of certain interlocutory matters in relation to the various Kazakhstani Court proceedings, on 6 February 2006 Big Sky, acting through VEW and BSEA, commenced proceedings in the Almaty Inter-District Specialised Economic Court against Ligostrade Service LLP and its errant former employee, Mr. F. K. Shakirov, seeking to invalidate the purported Assignment Agreement (as amended) and a new Injunction in support of such proceedings along the lines of the Injunction previously obtained on 22 November 2005 and as amended on 2 December 2005.  The substantive hearings in this case have yet to be held.

In addition, on 13 March 2006, the Astana Specialised Inter-District Economic Court, in connection with proceedings commenced on 31 January 2006 by VEW and BSEA against the MEMR, issued a Ruling invalidating a purported Amendment No. 1 to the Assignment Agreement, the purported registration of this purported Amendment No. 1 and the Decision of the Expert Commission of MEMR purporting to approve the purported transfer of the subsoil use rights to the Atyrau Block to Ligostrade.  This Judgement has been appealed, which proceedings are still pending

VEW is vigorously defending the substance of this claim by Ligostrade and the substantive proceedings of this case was adjourned by Ruling dated 16 February 2006 pending resolution of the claims by BSEA and VEW against Ligostrade referred to above.

Liman-2 Exploration Block Proceedings

On March 23, 2005 VEW received a letter purportedly from the MEMR allegedly notifying VEW of a suspension for six (6) months of its subsoil use rights under the Hydrocarbon Contract # 1076 for the Liman-2 Block due to alleged violations of the terms of this Contract primarily relating to the implementation and fulfillment of the Minimal Work Program.

On October 7, 2005 VEW received a letter purportedly from the MEMR notifying VEW of unilateral cancellation of the Hydrocarbon Contract # 1076 for the Liman-2 Block.

On November 9, 2005 the MEMR wrote a letter to VEW advising on the reasons of its decision as the Competent Body in respect of the cancelled Hydrocarbon Contract, primarily referring to non-fulfillment of the Minimal Work Program of the Exploration Period as main violation of their obligations under the Hydrocarbon Contract.

In relation to the Liman-2 Block, a Commission has, however, been established by the MEMR to review its decision of 7 October 2005 to cancel VEW’s subsoil use rights to the Liman-2 Block. Big Sky has received legal advice to the effect that, until this Commission has made and delivered its report, and the MEMR have acted pursuant thereto, only then will any alleged modification of the subsoil use rights associated with the Liman-2 Block be determined.

To date VEW has not received or been provided with any other evidence which would suggest VEW is no longer the registered subsoil users in respect of the Liman-2 Block pursuant to Contract 1076 as issued on 7 October 2005 in the Courts and the limitation period only expires on 6 October 2008.

The effect of the Commission’s determination regarding the Liman-2 Block cannot, at this time, be estimated. At this time, due to the lack of relevant facts, any estimate of the effect of the Commission’s determination would, therefore, be mere speculation.

VEW has the possibility to appeal the decision of MEMR to purport to cancel the subsoil use rights arising in relation to the Liman-2 Block pursuant to Contract 1076 as issued on 7 October 2005 in the Courts, and the limitation period only expires on 6 October 2008.

Big Sky, BSEA and VEW have been working to prepare such a claim, which is expected to be filed shortly in order to reinstate VEW’s subsoil use rights in relation to the Liman-2 Block.

During preparation of the consolidated financial statements for December 31, 2005, on or about February 27 to March 13, 2006, the Corporation had included a reserve amount relative to these blocks.  Subsequent to a meeting between BDO Kazakhstanaudit LLP, the Corporation and the Corporation’s legal advisor in Kazakhstan, the consolidated financial statements were revised to remove this reserve amount as all parties had agreed that it was inappropriate. From March 14, 2006 until April 24, 2006, no indication had been received from BDO Kazakhstanaudit LLP that this position had changed. The letters of April 11, 2006 referred to in such Disclaimer were made available to BDO Kazakhstanaudit LLP immediately and yet, still, nothing was forthcoming from BDO Kazakhstanaudit LLP indicating their concerns.

The Corporation does not concur with the statement contained in BDO Kazakhstanaudit LLP’s Disclaimer that  “we were unable to obtain legal opinions concluding that the matters would be resolved in the Corporation’s favor”.  As noted above, BDO Kazakhstanaudit LLP met with the Corporation’s legal counsel engaged to pursue this litigation and on April 14, 2006, received an updated legal opinion incorporating all activities to date.  This legal opinion has been incorporated into the Corporation’s Form 10-KSB for the year ended December 31, 2005, which has yet to be filed, in the interests of full disclosure.  Subsequent to receiving the Disclaimer, the Corporation engaged with an international law firm to review these matters and obtained a second legal opinion in respect of these blocks, and whose opinion has apparently been discounted and disregarded by BDO Kazakhstanaudit LLP without explanation.

Despite the best efforts of the Corporation’s senior management, including being prepared to reinstate the reserve in respect of these blocks, no solution has been acceptable to BDO Kazakhstanaudit LLP. A reserve against these blocks would result in the net reduction in the Corporation’s oil and gas properties in the amount of $12,004,516. Despite continuous and repeated attempts by various officers, directors and counsel of the Corporation to make contact both with BDO Kazakhstanaudit LLP and BDO Seidman LLP during the week of May 2 to and including May 9, 2006, including telephone calls to both office and personal cell phones, emails from officers and counsel to partners of both firms, no response has been received and thus the Corporation has lost confidence in BDO Kazakhstanaudit LLP as the Corporation’s independent registered accounting firm and terminated the relationship.

The consolidated financial statements for the fiscal year ended December 31, 2004, were completed by our previous independent registered accounting firm, Deloitte & Touche LLP, and the report accompanying the audit for our fiscal year ended December 31, 2004 was not qualified or qualified as to audit scope or accounting principles. However, such report did contain an explanatory paragraph regarding substantial doubt with regards to the Corporation’s ability to continue as a going concern.

Except for the disagreement described above with BDO Kazakhstanaudit LLP, during the fiscal year ended December 31, 2004, and during the subsequent interim periods preceding the date of dismissal of BDO Kazakhstanaudit LLP there were no disagreements between the Corporation and Deloitte & Touche LLP and/or BDO Kazakhstanaudit LLP on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure. In an attempt to resolve the disagreement with BDO Kazakhstanaudit LLP, the Corporation, as stated in the second preceding paragraph, indicated that it was prepared to reinstate the reserve against the licenses that were in question in the amount of approximately $13 million. When BDO Kazakhstanaudit LLP rejected this proposal, the Corporation stated that it was willing to take a reserve in an amount equal to its total investments in its licenses. BDO Kazakhstanaudit LLP and its US gatekeeper, BDO Seidman, each indicated that they would agree to any reserve. Neither BDO Kazakhstanaudit LLP nor BDO Seidman ever provided the Corporation with any suggested resolution to this disagreement. As stated above, on May 2, 2006, BDO Kazakhstandaudit LLP issued a Dislcaimer Report.

At this time, the Corporation does not intend to restate any of its financial statements covering periods prior to December 31, 2005 as the Corporation wishes to evaluate the situation further and discuss the same with its new auditors.

In connection with the Corporation’s engagement of L J Soldinger Associates, LLC as its successor independent registered accountants, the Corporation has authorized and repeatedly requested BDO Kazakhstanaudit LLP to respond to any questions that such successor may have regarding this disagreement.  L J Soldinger Associates, LLC has advised that after repeated requests by them to BDO Kazakhstanaudit LLP, they did not receive responses to their questions posed to BDO Kazakhstanaudit LLP.

Except as described further below in this paragraph, during the fiscal year ended December 31, 2004, and during the subsequent interim periods preceding the date of dismissal of BDO Kazakhstanaudit LLP there were no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B") that have not been reported as required under the applicable regulations. BDO Kazakhstanaudit LLP issued a disclaimer report dated April 26, 2006, which states that the Corporation’s management did not provide sufficient evidence to confirm ownership of subsoil use rights on its Atyrau and Liman-2 blocks and its ability to benefit from the related investment of $12 million capitalized to oil and gas properties. BDO Kazakhstanaudit LLP also noted in its disclaimer report that the  Corporation received a letter dated April 11, 2006 from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “MEMR”) purporting to confirm the termination of the Liman-2 subsoil use contract as of October 5, 2005 for alleged inadequate performance of the minimum Work Programme commitments. The disclaimer report further noted that the Corporation also received a letter dated April 11, 2006 from the MEMR purporting to confirm the transfer of the subsurface use rights to the Atyrau Block to an unrelated third party pursuant to a purported Amendment to the Assignment Agreement and that the Corporation is currently contesting these rulings from the MEMR but that at that time is unable to determine the probably outcome of these disputes and as such was not willing to express an opinion on the Corporation’s financial statements. As stated above, the Corporation acknowledged to BDO Kazakhstanaudit the problems concerning confirmation of ownership of the subsoil use rights on the Atyrau and Liman-2 blocks and suggested that a reserve in the amount of $12 million be recorded so that the financials would not be misleading. However, BDO Kazakhstanaudit LLP rejected the suggestion of a reserve without reason or basis.

The Corporation provided BDO Kazakhstanaudit LLP with a copy of the above disclosures on May 9, 2006, both by personal delivery and facsimile, and requested that BDO Kazakhstanaudit LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Corporation and, if not, stating the respects in which it does not agree.  As of the time of filing this Form 8-K, the Corporation had not received a copy of BDO Kazakhstanaudit’s letter to the SEC.  Upon receipt of such letter, the Corporation shall file it as an Exhibit to an Amendment to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Note:  The information in this report (including the exhibits) are furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of the section.  This information will not be deemed an admission of the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       July 21, 2006

BIG SKY ENERGY CORPORATION

By:/s/ NANCY M. SWYER

Name:  Nancy M. Swyer

Title:    Corporate Secretary